   Exhibit 99.1

AEROPOSTALE REPORTS STRONG THIRD QUARTER RESULTS

---Earnings Per Share of $0.56, an increase of 44% Versus Prior Year---

             ---Revenues Increase 30% Versus Prior Year---

         ---Announces $35 million Share Repurchase Program---


NEW YORK, NEW YORK, NOVEMBER 20, 2003 --- Aeropostale, Inc. (NYSE: ARO), a mall-based specialty retailer of active and casual apparel for the teen market, today reported results for the fiscal third quarter ended November 1, 2003.

Net income for the quarter ended November 1, 2003 was $21.9 million or $0.56 per diluted share, in line with consensus and slightly ahead of the company's most recent guidance. This compares to $15.0 million or $0.39 per diluted share in the comparable quarter in the prior year.

Net sales for the quarter increased 30.1% to $220.1 million versus $169.2 million in the comparable period. Comparable sales for the third quarter of fiscal 2003 increased 5.2% compared to an increase of 5.0% in the prior year.

Julian R. Geiger, Chairman and Chief Executive Officer, said, "Our solid results for the quarter were driven by stronger than planned performances by new stores, improved merchandise margins throughout the quarter and an excellent response to our planned promotions. We are optimistic about the prospects for the upcoming holiday season and believe that our merchandise assortment is focused and trend right."

Also today, the company announced that its board of directors has authorized a $35 million share repurchase program. The company noted that based upon current and projected cash flows, the share purchase program is an excellent means to return additional value to its shareholders while investing in the growth opportunities that lie ahead.

The company also today commented that it was comfortable with the current First Call earnings estimate consensus of $0.65 for the fourth quarter.

Mr. Geiger concluded, "Our momentum is good, our inventories are clean and we are well positioned for the holiday selling period. We believe that the combination of a strong brand, proprietary merchandise and a flexible operating model will allow us to continue to capture market share. We continue to be confident about the transportability of our brand and our ability to penetrate new markets successfully."


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
The Company will be holding a conference call today at 4:15 P.M. to review its fiscal 2003 third quarter results. The broadcast will be available through the 'Investor Relations' link at www.aeropostale.com and at www.companyboardroom.com. To listen to the broadcast, your computer must have Windows Media Player installed. If you do not have Windows Media Player, go to the latter site prior to the call, where you can download the software for free.

ABOUT AEROPOSTALE, INC.

Aeropostale, Inc. (www.aeropostale.com) is a mall-based specialty retailer of casual apparel and accessories that targets both young women and young men aged 11 to 20. The company provides customers with a selection of high-quality, active-oriented, fashion basic merchandise in a high-energy store environment. The company maintains complete control over the proprietary brand by designing and sourcing all of its own merchandise. Aeropostale products can be purchased only in its stores, which sell Aeropostale merchandise exclusively.

The first Aeropostale store was opened in 1987. The company currently operates 460 stores in 41 states.

SPECIAL NOTE: SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties, including statements regarding the company's strategic direction, prospects and future results. Certain factors, including factors outside of our control, may cause actual results to differ materially from those contained in the forward-looking statements. These factors include the company's ability to implement its growth strategy successfully, changes in consumer fashion preferences, economic and other conditions in the markets in which we operate, competition, seasonality and the other risks discussed in the company's prospectus dated July 28, 2003 filed with the Securities and Exchange Commission, which discussions are incorporated in this release by reference.


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
EXHIBIT A

                                AEROPOSTALE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                     NOVEMBER 1,    FEBRUARY 1,    NOVEMBER 2,
                                                        2003            2003           2002
                                                     -----------    -----------    -----------
                                                     (UNAUDITED)        (1)        (UNAUDITED)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents .....................    $    78,529    $    87,475    $    11,366
  Merchandise inventory .........................        113,447         46,645         99,484
  Other current assets ..........................         17,630         10,669         16,102
                                                     -----------    -----------    -----------
     Total current assets .......................        209,606        144,789        126,952
FIXTURES, EQUIPMENT AND IMPROVEMENTS-- Net
                                                          92,326         69,448         70,257
OTHER ASSETS ....................................          9,528          8,795          8,492
                                                     -----------    -----------    -----------
          TOTAL ASSETS ..........................    $   311,460    $   223,032    $   205,701
                                                     ===========    ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Revolving credit facility .....................    $      --      $      --      $     1,857
  Accounts payable ..............................         54,350         17,954         26,063
  Accrued expenses ..............................         35,816         40,044         30,447
                                                     -----------    -----------    -----------
     Total current liabilities ..................         90,166         57,998         58,367

OTHER NONCURRENT LIABILITIES ....................         49,109         37,075         37,391

       I. COMMITMENT AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock-- par value, $0.01 per share;
200,000 shares authorized, 37,374, 35,306 and ...            374            353            351
35,160 shares issued and outstanding
  Additional paid-in capital ....................         59,130         41,657         41,318
  Retained earnings .............................        112,681         85,949         68,274
                                                     -----------    -----------    -----------
     Total stockholders' equity .................        172,185        127,959        109,943
                                                     -----------    -----------    -----------
       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
                                                     $   311,460    $   223,032    $   205,701
                                                     ===========    ===========    ===========

Note (1) Balance sheet derived from audited consolidated financial statements

EXHIBIT B

                                AEROPOSTALE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
                             SELECTED FINANCIAL DATA
                                   (UNAUDITED)
                 (IN THOUSANDS, EXCEPT PER SHARE AND STORE DATA)


                                                                   13 WEEKS ENDED                      13 WEEKS ENDED
                                                                  NOVEMBER 1, 2003                    NOVEMBER 2, 2002
                                                            -----------------------------       ----------------------------
                                                                               % OF SALES                         % OF SALES
NET SALES ........................................          $ 220,071             100.0%        $ 169,210            100.0%
COST OF SALES ....................................            146,149              66.4           118,308             69.9
                                                            ---------             -----         ---------            -----
GROSS PROFIT .....................................             73,922              33.6            50,902             30.1
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
                                                               38,123              17.3            25,774             15.2
                                                            ---------             -----         ---------            -----
INCOME FROM OPERATIONS ...........................             35,799              16.3            25,128             14.9
INTEREST (INCOME) EXPENSE -- Net .................                (65)           --                   126              0.1
                                                            ---------             -----         ---------            -----
INCOME BEFORE INCOME TAXES .......................             35,864              16.3            25,002             14.8
PROVISION FOR INCOME TAXES .......................             13,986               6.4            10,001              5.9
                                                            ---------             -----         ---------            -----
NET INCOME .......................................          $  21,878               9.9%        $  15,001              8.9%
                                                            =========                           =========

BASIC NET INCOME PER COMMON SHARE                           $    0.59                           $    0.43
                                                            =========                           =========

DILUTED NET INCOME PER COMMON SHARE                         $    0.56                           $    0.39
                                                            =========                           =========

Basic weighted average shares outstanding                      37,174                              35,104
Diluted weighted average shares outstanding                    39,169                              38,396

STORE DATA:

Comparable store sales                                            5.2%                                5.0%

Stores open at end of period                                      460                                 365

Total gross square footage at end of period                 1,613,999                           1,286,784

EXHIBIT C

                                AEROPOSTALE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
                             SELECTED FINANCIAL DATA
                                   (UNAUDITED)
                 (IN THOUSANDS, EXCEPT PER SHARE AND STORE DATA)

                                                                   39 WEEKS ENDED                      39 WEEKS ENDED
                                                                  NOVEMBER 1, 2003                    NOVEMBER 2, 2002
                                                           ----------------------------       --------------------------
                                                                             % OF SALES                       % OF SALES
NET SALES ........................................         $ 462,226            100.0%        $ 344,481           100.0%
COST OF SALES ....................................           322,472             69.8           245,336            71.2
                                                           ---------            -----         ---------           -----
GROSS PROFIT .....................................           139,754             30.2            99,145            28.8
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
                                                              96,432             20.9            76,397            22.2
                                                           ---------            -----         ---------           -----
INCOME FROM OPERATIONS ...........................            43,322              9.4            22,748             6.6
INTEREST (INCOME) EXPENSE-- Net ..................              (499)            (0.1)               57             --
                                                           ---------            -----         ---------           -----
INCOME BEFORE INCOME TAXES .......................            43,821              9.5            22,691             6.6
PROVISION FOR INCOME TAXES .......................            17,089              3.7             9,076             2.6
                                                           ---------            -----         ---------           -----
NET INCOME .......................................         $  26,732              5.8%        $  13,615             4.0%
                                                           =========                          ========

BASIC NET INCOME PER COMMON SHARE                          $    0.74                          $   0.39
                                                           =========                          ========

DILUTED NET INCOME PER COMMON SHARE                        $    0.69                          $   0.35
                                                           =========                          ========

Basic weighted average shares outstanding                     36,208                            34,108
Diluted weighted average shares outstanding                   38,801                            37,661

STORE DATA:

Comparable store sales                                           5.4%                             10.8%

Stores open at end of period                                     460                               365

Total gross square footage at end of period                1,613,999                         1,286,784

EXHIBIT D: The following adjusted condensed consolidated statements of income for the 39 weeks ended November 2, 2002 exclude equity based compensation of $4.5 million.

            (B) ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                           39 WEEKS ENDED
                                                     ---------------------------
                                                     NOVEMBER 1,     NOVEMBER 2,
                                                        2003            2002
                                                      --------        --------

NET INCOME ..................................         $ 26,732        $ 13,615
Equity based compensation ...................             --             4,473
Income tax effect (a) .......................             --            (1,789)
                                                      --------        --------
ADJUSTED NET INCOME .........................         $ 26,732        $ 16,299
                                                      ========        ========

ADJUSTED NET INCOME PER SHARE ...............         $   0.69        $   0.42
                                                      ========        ========



(A) ASSUMES A TAX RATE OF 40%




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